                                             SCHEDULE 14A INFORMATION

                                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934

                                                (AMENDMENT No. ___)

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[   ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec.240.14a-12

                                        Southern California Edison Company
-----------------------------------------------------------------------------------------------------------------------

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                       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Page

                                        SOUTHERN CALIFORNIA EDISON COMPANY
                                             2244 Walnut Grove Avenue
                                            Rosemead, California 91770
                                              ------------------------

                                          CONSENT SOLICITATION STATEMENT
                                                 December 24, 2004

         The enclosed consent is solicited by the Board of Directors (the "Board") of Southern California Edison
Company, a California corporation ("SCE" or the "Company"), for approval of a proposed amendment (the "Articles
Amendment") to the Company's Restated Articles of Incorporation (the "Articles").  To be counted, consents must be delivered to, or mailed and received by, SCE at 2244 Walnut Grove Ave., Rosemead, California  91770, Attn:
Secretary, no later than January 10, 2005.  This consent solicitation statement and the related consent are being distributed together to the shareholders of SCE beginning on approximately December 28, 2004.  Any registered shareholder giving a consent may revoke it at any time provided written notice of such revocation, including by signing a subsequent consent, is received by the Secretary of the Company on or before January 10, 2005.  If you hold shares in an account through a broker, bank, fiduciary, custodian or other nominee, you should contact your broker or other nominee to determine whether and how you can revoke your voting instructions. Shareholders of record at the close of business on November 17, 2004 (the "Record Date") are entitled to vote.

         As of the Record Date, there were outstanding 434,888,104 shares of Common Stock, par value $4-1/6 per share ("Common Stock"), entitled to one vote per share, 5,150,198 shares of Cumulative Preferred Stock, par value
$25 per share ("Cumulative Preferred Stock"), entitled to six votes per share, and 1,480,800 shares of $100
Cumulative Preferred Stock, par value $100 per share ("$100 Cumulative Preferred Stock"), entitled to two votes per share.  The Cumulative Preferred Stock and the $100 Cumulative Preferred Stock are referred to together in this consent solicitation statement as the "Preferred Stock."

         The numbers of votes eligible to consent to the Articles Amendment are 434,888,104 votes by the Common
Stock; 30,901,188 by the Cumulative Preferred Stock; and 2,961,600 by the $100 Cumulative Preferred Stock; or a
total of 468,750,892 votes in the aggregate.

         To approve the Articles Amendment, holders of a majority of the outstanding votes must consent to the
Articles Amendment.  EDISON INTERNATIONAL, THE PARENT HOLDING COMPANY OF SCE, OWNS ALL OF THE COMMON STOCK OF SCE
AND, THEREFORE, HAS A SUFFICIENT NUMBER OF VOTES TO AUTHORIZE THE ARTICLES AMENDMENT WITHOUT THE AFFIRMATIVE VOTE
OF ANY OTHER SHAREHOLDER.  EDISON INTERNATIONAL HAS CONSENTED TO THE ARTICLES AMENDMENT.  SCE IS SOLICITING
CONSENTS SOLELY TO COMPLY WITH LEGAL AND REGULATORY REQUIREMENTS.  THE ARTICLES AMENDMENT WILL BE ADOPTED EVEN IF
NO SHAREHOLDER OTHER THAN EDISON INTERNATIONAL DELIVERS A CONSENT.

         The cost of this solicitation will be borne by SCE.  If any of the directors, officers or other employees of SCE solicit consents personally, by mail, by telephone or other electronic means, which is not currently contemplated, they will do so for no additional compensation, except for customary overtime pay applicable to certain employees.  SCE will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding consent materials to the beneficial owners of their stock and for obtaining voting instructions.

         The Articles Amendment is described in more detail below under the caption "Amendment to the Articles of
Incorporation."  A copy of the proposed amendment is attached to this Consent Solicitation Statement as Exhibit A.

                                  Householding of Consent Solicitation Statement

         SCE intends to deliver only one consent solicitation statement to multiple registered shareholders sharing an address if such multiple shareholders have given their consent, and SCE has not received contrary instructions from one or more such shareholders.  This practice is commonly referred to as "householding."

         If you decide you want a separate copy of this consent solicitation statement, SCE will promptly deliver your separate copy if you contact the SCE Law Department, Corporate Governance, 2244 Walnut Grove Avenue, P.O.
Box 800, Rosemead, California 91770 or at 626-302-2662.  Additionally, to resume the mailing of individual copies of further annual reports, proxy statements, proxy statements combined with a prospectus, and information statements to a particular account, you may contact Wells Fargo Bank, N.A., Attn: Householding, P.O. Box 64854,
St. Paul, Minnesota 55164-0854, or at 800-347-8625, and your request will be effective within thirty days after receipt.

         Additionally, SCE has been notified that certain brokers and other nominees will household SCE's consent solicitation statement for shareholders who hold in street name and have consented to householding.  In this case, you may request an individual copy of this consent solicitation statement by contacting your broker or other nominee.

                                      Stock Ownership of Certain Shareholders

         The following table presents certain information regarding shareholders who are known to SCE to be beneficial owners of more than 5% of any class of SCE's voting securities as of September 30, 2004, except as otherwise indicated:

----------------------- ------------------------------------ ---------------------------------- ----------------------
    Class of Stock        Name and Address of Shareholder     Amount and Nature of Beneficial     Percent of Class
                                                                         Ownership
----------------------- ------------------------------------ ---------------------------------- ----------------------
Common Stock            Edison International                 434,888,104(1)                     100%
                        2244 Walnut Grove Avenue
                        Rosemead, California 91770

----------------------- ------------------------------------ ---------------------------------- ----------------------
Cumulative   Preferred  O. Francis Biondi, Jr.               278,670(2)                         5.4%
Stock                   Brian J. Higgins
                        575 Lexington Avenue, 7th Floor
                        New York, New York 10022
----------------------- ------------------------------------ ---------------------------------- ----------------------

--------------------

(1)      Edison International became the holder of all issued and outstanding shares of SCE Common Stock on July
1, 1988, when it became the holding company of SCE.  Edison International has sole voting and investment power over these shares.

(2)      This information is based on a Schedule 13D dated January 18, 2002, as amended by Amendment Nos. 1, 2 and 3 dated January 22, 2002, January 31, 2002 and February 12, 2002, respectively, filed with the SEC by Mr.
Biondi, Mr. Higgins, King Street Capital, L.P. ("KSC"), King Street Advisors, L.L.C. ("KSA"), King Street Capital
Management, L.L.C. ("KSCM"), and King Street Capital, Ltd. ("KSC Ltd.") reporting interests in shares of SCE's
Cumulative Preferred Stock, 4.08% Series ($25 par value).  Messrs. Biondi and Higgins have shared voting and investment power over these shares.  Because shareholders of the 4.08% Series generally vote together as a class with the holders of other series of SCE's Cumulative Preferred Stock, SCE does not consider the 4.08% Series generally vote together as a class with the holders of other series of SCE's Cumulative Preferred Stock, SCE does not consider the 4.08% Series as a separate class of its voting securities for purposes of this table.
Therefore, the "percent of class" shown in the table (5.4%) is the percentage of the entire class of Cumulative
Preferred Stock ($25 par value).  However, the reporting persons state that KSC and KSA have shared voting and investment power over 95,890 shares of 9.6% of the Series; KSCM and KSC Ltd. have shared voting and investment power over 182,780 shares of 18.3% of the Series; and Messrs. Biondi and Higgins have shared voting and investment power over 278,670 shares or 27.9% of the Series.  KSC's, KSA's, and KSCM's address is 575 Lexington
Avenue, 7th Floor, New York, New York  10022, and KSC Ltd.'s address is c/o HWR Services, Craigmuir Chambers,
P.O. Box 71, Road Town, Tortola, British Virgin Islands.

                            Stock Ownership of Directors and Executive Officers of SCE

        The following table shows the number of shares of Edison International Common Stock beneficially owned as of September 30, 2004, by the Directors of SCE, the named Executive Officers of SCE (as defined in the Edison
International and SCE Joint Proxy Statement relating to SCE's annual meeting on May 20, 2004) and all Directors and Executive Officers of SCE as a group.  None of the persons included in the table beneficially owns any other equity securities of Edison International or SCE, or any subsidiary of either of them.  The table includes shares that could have been acquired through November 29, 2004, through the payment of deferred stock units and the exercise of stock options.

------------------------------------- ----------------- --------------- -------------- ------------------- ------------
                                                                          Shares of       Total Shares
                                       Deferred Stock       Stock          Common         Beneficially     Percent of
      Name of Beneficial Owner            Units(1)        Options(2)      Stock(3)          Owned(4)          Class
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
Directors and Executive Officers:
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
John E. Bryson                                69,018       1,783,753         282,413         2,135,184          *
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
France A. Cordova                              2,030           1,000               0             3,030          *
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
Alan J. Fohrer                                27,006         448,718          82,188           557,912          *
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
Bradford M. Freeman                            5,130           3,000         100,000           108,130          *
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
Bruce M. Karatz                                5,130           3,000           3,300            11,430          *
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
Luis G. Nogales                                4,891           3,000           4,640            12,531          *
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
Ronald L. Olson                                4,891           3,000          30,090            37,981          *
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
James M. Rosser                                3,858           3,000          10,100            16,958          *
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
Richard T. Schlosberg, III                     5,130           3,000           5,000            13,130          *
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
Robert H. Smith                                4,891           3,000          20,123            28,014          *
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
Thomas C. Sutton                               4,891           3,000          32,011            39,902          *
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
Additional Executive Officers:
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
Robert G. Foster                               6,915         238,625           5,630           251,170          *
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
Harold B. Ray                                  9,156         264,612          14,996           288,734          *
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
John R. Fielder                                5,533         192,244          24,951           222,728          *
------------------------------------- ----------------- --------------- -------------- ------------------- ------------
All Directors and Executive
Officers of SCE as a group (22
individuals)                                 188,575       3,909,427         708,265         4,806,237        1.46%
===================================== ================= =============== ============== =================== ============

*    The number of shares shown for each individual constitutes less than 1% of the outstanding shares of Edison
International Common Stock, as computed under SEC rules.

---------------
(1)   Includes deferred stock units granted to the Executive Officers worth one share each payable on November
      29, 2004, and deferred stock units granted to non-employee directors worth one share each payable upon the holder's death, retirement, or resignation.

(2)   Includes shares which can be acquired or paid on an accelerated basis due to retirement, death, disability, resignation or involuntary termination of employment without cause.

(3)   Includes (i) shares held directly by the individual and/or in the name of a spouse, minor child, or certain other relatives, (ii) shares represented by interests in the Edison International Stock Fund held as participants in the employee benefit plan known as the Edison 401(k) Savings Plan, and for which instructions not received from any plan participant may be voted by the Edison International stock fund investment manager as it chooses and (iii) shares held in family trusts, 401(k) plans and foundations.
       Except as follows, each individual has sole voting and investment power:

       Shared voting and sole investment power:
       Mr. Bryson - 26,059; Mr. Fohrer - 27,518; Mr. Olson - 10,000; Dr. Rosser - 10,100; Mr. Smith - 14,900; Mr. Foster - 5,630; Mr. Ray - 1,512; Mr. Fielder - 13,610;
       and all SCE Directors and Executive Officers as a group - 171,232.

       Shared voting and shared investment power:
       Mr. Bryson - 256,354; Mr. Fohrer - 53,598; Mr. Olson - 20,090 (includes 15,000 shares held in a foundation not deemed beneficially owned under Section 16 of the Securities Exchange Act of 1934); Mr. Smith - 5,223
       (includes 2,223 shares held in daughter's name with respect to which beneficial ownership is disclaimed);
       Mr. Sutton - 32,011; Mr. Ray - 13,484; Mr. Fielder - 3,152; and all SCE Directors and Executive Officers
       as a group - 413,129 (group numbers include 15,000 shares held in a foundation not deemed beneficially owned under Section 16 of the Securities Exchange Act and 2,223 shares held by daughter with respect to which beneficial ownership is disclaimed).

(4)    Includes shares listed in the first three columns.

                                    Amendment to the Articles of Incorporation

Background

         The Board determined on November 18, 2004 that it is in the best interests of SCE and its shareholders to amend its Articles in various respects.  Adoption of the proposed amendments described below requires approval by the affirmative vote of the holders of a majority of the votes entitled to be cast of SCE under the laws of the State of California.  Other technical amendments approved by the Board do not require shareholder approval and are not described herein.  Edison International, the holder of a majority of the outstanding votes, has approved the amendment by written consent.  The Articles Amendment will become effective upon the filing of a certificate of amendment of SCE's Articles with the Secretary of State of California or upon such other date specified in the filed certificate of amendment.  The Board has delegated to the officers of SCE the authority to file a certificate of amendment containing the Articles Amendment.  SCE currently anticipates that the Articles
Amendment will become effective on or about January 12, 2005.

Description of Amendments

         The following paragraphs contain only a summary description of the proposed Articles Amendment and are qualified in their entirety by reference to the full text of such amendment set forth in Exhibit A hereto.  The proposed amendments will not alter or modify the rights, preferences, privileges and restrictions of the currently outstanding shares of Common Stock, Cumulative Preferred Stock or $100 Cumulative Preferred Stock.

         General Voting Rights

         The proposed Articles Amendment maintains for the currently outstanding series of Preferred Stock their existing general voting rights, including the right to vote in the regular election of directors and the special voting rights upon default described in the next section of this statement.  The Articles Amendment would allow SCE to issue new series of Preferred Stock that do not entitle the holders of the shares of that series to those general and special voting rights.  All shares of currently outstanding series of Preferred Stock will retain their current voting rights.

         The Articles also grant to the Cumulative Preferred Stock and the $100 Cumulative Preferred Stock rights to vote as separate classes on certain significant matters that would affect their interests, such as amendments that would change the shares in certain material respects, the creation of a senior or parity class of stock, a merger of SCE or sale of substantially all of its assets, or the issuance of additional shares of Preferred Stock if an earnings coverage test is not met.  These voting rights are set forth in Article Sixth, Paragraph 2(c), of the Articles.  The currently outstanding shares of series of Preferred Stock will continue to possess these voting rights.  The shares of any new series of Preferred Stock issued in the future also will have these voting rights.

        Special Voting Rights

        The currently outstanding series of Preferred Stock have the ability to elect two directors to the SCE
Board in the event that SCE does not pay six or more quarterly dividends with respect to any one or more series of Preferred Stock.  The Articles Amendment provides that this provision of the Articles only applies to currently outstanding series of Preferred Stock.  SCE will have the ability to create new series of Preferred
Stock that are not entitled to these special voting rights.  The Board will have discretion in determining whether future series of Preferred Stock will be entitled to elect any directors in the event of defaults in the payment of dividends.

        SCE is consolidated with its parent company, Edison International, for federal income tax purposes.  To maintain this consolidation, it is necessary that Edison International hold at least 80% of the voting power of
SCE's outstanding shares.  To help ensure that Edison International's voting power remains above 80%, SCE may issue new series of Preferred Stock that have no voting rights or that do not have the right to elect directors in the event of a default.

        SCE is not proposing an amendment to the Articles that would affect the right of holders of currently outstanding series of Preferred Stock to elect two directors to the Board in the event of a default.  However, if defaults ever occur that would enable any existing or future series of Preferred Stock to exercise the special voting rights described above, SCE intends to increase the size of its Board, if necessary, to ensure that the holders of Preferred Stock cannot elect more than 20% of the members of the Board.  The SCE Board has the right under Article III,
Section 2 of its bylaws to increase the authorized number of directors to no more than 17 directors.

        Executive Committee

        After effectiveness of the Articles Amendment, Article Sixth will provide that as used in that Article, the term "Board of Directors" will include any duly authorized and functioning executive committee of the Board of SCE, to the extent such executive committee is permitted to exercise the powers of the Board under the
California General Corporation Law.

         The amendments described above are expected to provide greater flexibility for SCE in future financing transactions.

Appraisal Rights

         Shareholders of SCE are not entitled to dissenters' rights or appraisal rights in connection with any of the matters described in this consent solicitation statement.

Vote Required

         The affirmative vote of the holders of a majority of the votes entitled to be cast is required under
California law to approve the Articles Amendment.  Under California law, abstentions and broker non-votes will have the same legal effect as a vote against the Articles Amendment.

         Edison International has approved the proposed Articles Amendment by written consent in accordance with
California law and SCE's Articles.  Edison International owns all of the Common Stock and more than a majority of the outstanding votes of SCE.  SCE IS SOLICITING CONSENTS SOLELY TO COMPLY WITH LEGAL AND REGULATORY
REQUIREMENTS.  THE ARTICLES AMENDMENT WILL BE ADOPTED EVEN IF NO SHAREHOLDER OTHER THAN EDISON INTERNATIONAL
DELIVERS A CONSENT.

                               Shareholder Proposals and Nominations for 2005 Annual Meeting

         To be considered for inclusion in the 2005 proxy statement, shareholder proposals for the SCE 2005 annual meeting must have been received by December 13, 2004.

         Shareholders intending to bring any other business before an annual meeting, including director nominations, must give written notice to the SCE Secretary of the business to be presented.  The notice must be received at the SCE offices within the periods, and with the information and documents, specified in the Bylaws.
A copy of the Bylaws may be obtained by writing to the SCE Secretary and are available on SCE's internet website at www.sce.com.

         Assuming that the 2005 annual meeting of shareholders is held on May 19, 2005, as currently specified by the Bylaws, the period for the receipt by the SCE Secretary of written notice of other business to be brought by shareholders before the 2005 annual meeting of shareholders, including director nominations, began on October 14,
2004, and ended on December 13, 2004.

         For the Board of Directors

         /s/ Beverely P. Ryder
         -----------------------------------------
         Beverly P. Ryder
         Secretary
                Southern California Edison Company

Rosemead, California
December 24, 2004

                                                                                                          Exhibit A
                                             CERTIFICATE OF AMENDMENT
                                                        OF
                                             ARTICLES OF INCORPORATION
                                                        OF
                                        SOUTHERN CALIFORNIA EDISON COMPANY

        The undersigned, W. JAMES SCILACCI and KENNETH S. STEWART, hereby certify that they are the duly elected and acting Senior Vice President and Chief Financial Officer, and Assistant Secretary, respectively, of SOUTHERN
CALIFORNIA EDISON COMPANY, a California corporation, and that the Articles of Incorporation of said corporation are amended as set forth in this certificate.

A.      Article Third is amended to read in full as follows:

        "Third:  Intentionally omitted."

B.      Article Fourth is amended to read in full as follows:

        "Fourth:  Intentionally omitted."

C.      Article Fifth, paragraph 2 is amended by entirely restating the paragraph that formerly read:

        "2.     Whenever six or more quarterly dividends, whether consecutive or not, payable with respect to any one or more series of any one or more of the classes of Cumulative Preferred Stock, $100 Cumulative Preferred
Stock or preference stock of the corporation (such classes being hereinafter collectively referred to in this paragraph 2 as "Preferred Stock"), shall be in default, and until all such Preferred Stock dividends then in default shall have been paid or declared and set apart for payment, the holders of Preferred Stock, voting separately as a single class and on the basis of the voting rights set forth in Article Sixth hereof, shall be entitled to elect two (2) directors to the Board of Directors of the corporation, and the holders of all the outstanding shares of the capital stock of the corporation, exercising the voting rights conferred by Article
Sixth and by law, shall be entitled to elect the remaining exact number of authorized directors.  The special voting power to elect directors conferred by this paragraph 2 upon the holders of Preferred Stock (herein called the "Preferred Stock special voting right") shall terminate, subject to renewal from time to time upon the same terms and conditions, when all such dividends in default shall have been paid or declared and set apart for payment."

to read as follows:

        "2.     Whenever six or more quarterly dividends, whether consecutive or not, payable with respect to any one or more series of the Cumulative Preferred Stock, 4.32% Series, 4.08% Series, 4.24% Series or 4.78% Series,
or the $100 Cumulative Preferred Stock, 7.23% Series or 6.05% Series, of the corporation (such series being hereinafter collectively referred to in this paragraph 2 as "Preferred Stock"), shall be in default, and until all such Preferred Stock dividends then in default shall have been paid or declared and set apart for payment, the holders of Preferred Stock, voting separately as a single class and on the basis of the voting rights set forth in Article Sixth hereof, shall be entitled to elect two (2) directors to the Board of Directors of the corporation, and the holders of all the outstanding shares of the capital stock of the corporation, exercising the voting rights conferred by Article Sixth and by law, shall be entitled to elect the remaining exact number of authorized directors.  The special voting power to elect directors conferred by this paragraph 2 upon the holders of Preferred Stock (herein called the "Preferred Stock special voting right") shall terminate, subject to renewal from time to time upon the same terms and conditions, when all such dividends in default shall have been paid or declared and set apart for payment."

D.      Article Sixth, paragraph 1 is amended by deleting its last paragraph, which previously read:

        "Upon the effective date of this amendment of Article Sixth, each share of Common Stock, par value $4-1/6 per share, outstanding at the close of business on such date shall be split and reconstituted into two shares of
Common Stock, no par value."

E.      Article Sixth, paragraph 2 is amended by entirely restating the paragraph that formerly read:

        "2.     CUMULATIVE PREFERRED STOCK AND $100 CUMULATIVE PREFERRED STOCK:  Shares of the Cumulative
Preferred Stock may be issued from time to time in one or more series, and shares of the $100 Cumulative
Preferred Stock may be issued from time to time in one or more series.  Each series of Cumulative Preferred Stock and each series of $100 Cumulative Preferred Stock shall be so designated as to distinguish it from other series of such stock.  Such designation may include an appropriate reference to its dividend rate and any other characteristics.  The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Article, to fix or alter, from time to time, the dividend rights, dividend rate, conversion rights, voting rights (in addition to the voting rights hereinafter provided), rights and terms of redemption (including sinking fund provisions), the redemption price or prices and/or the liquidation preferences of any wholly unissued series of Cumulative Preferred Stock and of any wholly unissued series of $100 Cumulative Preferred Stock, and to fix the number of shares constituting any unissued series.  The term "fixed for such series" and correlative terms shall be deemed to mean as stated in a resolution or resolutions adopted by the Board of Directors in exercise of the authority granted by this paragraph.  The number of shares of Cumulative Preferred Stock, 4.78% Series, heretofore fixed by the resolution of the Board of Directors set forth in the Certificate of Determination of
Preferences of said 4.78% Series filed in the office of the Secretary of State of the State of California on
February 10, 1958, is determined to be 1,296,769.  The dividend rate, redemption price, and voluntary liquidation preferences of shares of said 4.78% Series shall be as heretofore fixed by the resolution of the Board of
Directors set forth in said Certificate of Determination of Preferences.  Except as matters above stated have been or may be fixed by the Board of Directors in exercise of the authority granted by this paragraph, a statement of the preferences, privileges and restrictions granted to or imposed upon the Cumulative Preferred
Stock and upon the $100 Cumulative Preferred Stock and the respective series of either and/or upon the holders thereof is as follows:"

to read in full as follows:

        "2.     CUMULATIVE PREFERRED STOCK AND $100 CUMULATIVE PREFERRED STOCK:  Shares of the Cumulative
Preferred Stock may be issued from time to time in one or more series, and shares of the $100 Cumulative
Preferred Stock may be issued from time to time in one or more series.  Each series of Cumulative Preferred Stock and each series of $100 Cumulative Preferred Stock shall be so designated as to distinguish it from other series of such stock.  Such designation may include an appropriate reference to its dividend rate and any other characteristics.  The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Article, to fix or alter, from time to time, the dividend rights, dividend rate, conversion rights, voting rights (in addition to the voting rights hereinafter provided), rights and terms of redemption (including sinking fund provisions), the redemption price or prices and/or the liquidation preferences of any wholly unissued series of Cumulative Preferred Stock and of any wholly unissued series of $100 Cumulative Preferred Stock, and to fix the number of shares constituting any unissued series.  The term "fixed for such series" and correlative terms shall be deemed to mean as stated in

a resolution or resolutions adopted by the Board of Directors in exercise of the authority granted by this paragraph.  The term "Board of Directors," as used in this Article Sixth, shall be deemed to include any duly authorized and functioning executive committee of the Board of Directors of the corporation, to the extent such an executive committee is permitted to exercise the powers of the Board of Directors under the California General
Corporation Law.  The number of shares of Cumulative Preferred Stock, 4.78% Series, heretofore fixed by the resolution of the Board of Directors set forth in the Certificate of Determination of Preferences of said 4.78%
Series filed in the office of the Secretary of State of the State of California on February 10, 1958, is
determined to be 1,296,769.  The dividend rate, redemption price, and voluntary liquidation preferences of shares of said 4.78% Series shall be as heretofore fixed by the resolution of the Board of Directors set forth in said
Certificate of Determination of Preferences.  In addition to any other rights, preferences, privileges and restrictions that the Board of Directors  may grant to or impose upon any wholly unissued series of Cumulative
Preferred Stock or any wholly unissued series of $100 Cumulative Preferred Stock, all of the holders of shares of
Cumulative Preferred Stock and $100 Cumulative Preferred Stock shall be subject to the following rights, preferences, privileges and restrictions:"

F.      Article Sixth, paragraph 2, subparagraph (c) is amended by entirely restating the paragraph that formerly read:

        "(c)    Voting Rights:  The Cumulative Preferred Stock shall be entitled to voting rights on the basis of six votes per share and the $100 Cumulative Preferred Stock shall be entitled to voting rights on the basis of two votes per share.  The Cumulative Preferred Stock and the $100 Cumulative Preferred Stock shall also, in addition to such voting rights as may be fixed for any series thereof, be entitled to the following voting rights:"

 to read in full as follows:

        "(c)    Voting Rights:  The Cumulative Preferred Stock, 4.32% Series, 4.08% Series, 4.24% Series and
4.78% Series, shall be entitled to voting rights on the basis of six votes per share and the $100 Cumulative
Preferred Stock, 7.23% Series and 6.05% Series, shall be entitled to voting rights on the basis of two votes per share.  The Cumulative Preferred Stock and the $100 Cumulative Preferred Stock shall also, in addition to such voting rights as may be fixed for any series thereof, be entitled to the following voting rights:"

G.      Article Thirteenth is deleted in its entirety.

H.      Article Fourteenth is deleted in its entirety.

I.      Article Fifteenth is deleted in its entirety.

J.      Article Sixteenth is renumbered as Article Thirteenth and amended to read in full as follows:

        "Thirteenth: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE $100 CUMULATIVE PREFERRED STOCK, 7.23%
SERIES: The Certificate of Determination of Preferences of the $100 Cumulative Preferred Stock, 7.23% Series,
which is attached hereto as Exhibit E is hereby incorporated by reference as Article Thirteenth of these Articles of Incorporation."

K.      Article Seventeenth is deleted in its entirety.

L.      Article Eighteenth is renumbered as Article Fourteenth and amended to read in full as follows:

        "Fourteenth: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE $100 CUMULATIVE PREFERRED STOCK, 6.05%
SERIES: The Certificate of Determination of Preferences of the $100 Cumulative Preferred Stock, 6.05% Series,
which is attached hereto as Exhibit F is hereby incorporated by reference as Article Fourteenth of these Articles of Incorporation."

M.      Exhibits E, F, G and I are deleted in their entirety.

N.      Exhibit H is renumbered as Exhibit E.

O.      Exhibit J is renumbered as Exhibit F.

        The foregoing amendment of the Articles of Incorporation of Southern California Edison Company has been duly approved by its Board of Directors.

        All of the authorized and outstanding shares of the Cumulative Preferred Stock, 5.80% Series and 7.36%
Series, and the $100 Cumulative Preferred Stock, 7.58% Series and 6.45% Series, have been reacquired by the corporation by way of redemption.  Pursuant to the Restated Articles of Incorporation of Southern California
Edison Company, shares redeemed are restored to the status of authorized but unissued shares of the class to which they belong and are no longer authorized shares of any series.  In accordance with subdivision (c) of
Section 510 of the California Corporations Code, those series are eliminated and the shares are returned to the status of authorized but undesignated shares of the class to which they belong.  Pursuant to subdivision (f) of
Section 510, the amendments made by Sections G through O above have been approved by the Board of Directors alone and approval by the outstanding shares is not required to adopt those amendments.

        The amendments of the Articles of Incorporation made by Sections A through F above have been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations
Code.  The total number of outstanding shares of the corporation is (a) 434,888,104 shares of Common Stock with one vote per share, (b) 5,150,198 shares of Cumulative Preferred Stock with six votes per share, and (c)
1,480,800 shares of $100 Cumulative Preferred Stock with two votes per share, representing an aggregate of
468,750,892 votes entitled to be cast with respect to the amendments.  Within each class of preferred shares, the number and designation of outstanding shares of each series is as follows: Cumulative Preferred Stock, 4.32%
Series, 1,653,429; 4.08% Series, 1,000,000; 4.24% Series, 1,200,000; 4.78% Series, 1,296,769; $100 Cumulative
Preferred Stock, 7.23% Series, 807,000; 6.05% Series, 673,800.  The number of votes in favor of the amendments exceeded the vote required.  The percentage vote required was more than 50% of the total votes entitled to be cast, voting as a single class pursuant to Section 902 of the California Corporations Code.  No separate vote of any class of stock was required by Section 903 of the California Corporations Code.

        This Certificate of Amendment of Articles of Incorporation shall become effective at the close of business on January 12, 2005.

        IN WITNESS WHEREOF, the undersigned have executed this certificate on this __th day of _________, 2005.

                                                          ----------------------------
                                                          W. James Scilacci
                                                          Senior Vice President and Chief Financial Officer
                                                          of Southern California Edison Company

                                                          -----------------------------
                                                          Kenneth S. Stewart
                                                          Assistant Secretary
                                                          of Southern California Edison Company

                                        SOUTHERN CALIFORNIA EDISON COMPANY

        This Consent is Solicited on Behalf of the Board of Directors of Southern California Edison Company

       / /       consents to the amendment to the Restated  Articles of  Incorporation  which is attached as Exhibit
A to the SCE Consent Solicitation Statement.

       / /       withholds consent to the amendment to the Restated  Articles of Incorporation  which is attached as
Exhibit A to the SCE Consent Solicitation Statement.

       / /       abstains  from  consenting  to the  amendment to the Restated  Articles of  Incorporation  which is attached as Exhibit A to the SCE Consent Solicitation Statement.

The votes cast by signing this consent will be counted as  indicated  on this card.  WHERE NO  INDICATION  IS SHOWN
ABOVE, THE SHARES  REPRESENTED  HEREBY SHALL BE DEEMED TO HAVE CONSENTED TO THE AMENDMENT TO THE RESTATED  ARTICLES
OF INCORPORATION WHICH IS ATTACHED AS EXHIBIT A TO THE SCE CONSENT SOLICITATION STATEMENT.

------------------------------
Name(s):
Date:
Important:  Please sign exactly as name(s)  appears on the consent.  When signing as attorney,  executor,  trustee, guardian, corporate officer, etc., please indicate full title.

Any shareholder  giving a consent may revoke it at any time provided  written notice of such revocation is received by the Secretary of SCE on or before January 10, 2005.

SCE IS SOLICITING CONSENTS SOLELY TO COMPLY WITH LEGAL AND REGULATORY REQUIREMENTS.  THE ARTICLES AMENDMENT WILL
BE ADOPTED EVEN IF NO SHAREHOLDER OTHER THAN EDISON INTERNATIONAL DELIVERS A CONSENT.